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                                                                  EXHIBIT 23.1.A


                       CONSENT OF INCEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated October 11, 2002 for Online Data Corporation, October 16, 2002 for E-Commerce Exchange, Inc., October 25, 2002 for First Merchants Bancard SErvices, Inc., October 31, 2002 for 1st National Processing, Inc., and November 22, 2002 for CardSync Processing, Inc. in Amendment No. 7 to the Registration Statement (Form S-1 No. 333-101705) and related Prospectus of iPayment, Inc. dated April 23, 2003.

                                          /s/ ERNST & YOUNG LLP

Los Angeles, California
April 22, 2003